                                                                    EXHIBIT 23.3


                          CONSENT OF DIRECTOR NOMINEE


     I hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of the initial public offering of common stock $0.001 par value per share of Quotesmith.com Inc. (the "Corporation") of my biographical information and the disclosure of my status as a director nominee of the Corporation.



                                                  /s/ Richard F. Gretsch
                                                  --------------------------
                                                  Richard F. Gretsch